Exhibit 99.1

Palomar Holdings, Inc. Reports Third Quarter 2026 Results

LA JOLLA, Calif. (November 4, 2026) — Palomar Holdings, Inc. (Nasdaq:PLMR) (“Palomar” or “Company”) reported net income of $65.3 million, or $2.42 per diluted share, for the third quarter of 2026 compared to net income of $51.5 million, or $1.87 per diluted share, for the third quarter of 2025. Adjusted net income(1) was $81.3 million, or $3.01 per diluted share, for the third quarter of 2026 as compared to $55.2 million, or $2.01 per diluted share, for the third quarter of 2025.

Third Quarter 2026 Highlights

•
Gross written premiums increased by 28.4% to $767.0 million compared to $597.2 million in the third quarter of 2025
•
Net income increased 27.0% to $65.3 million compared to $51.5 million in the third quarter of 2025
•
Adjusted net income(1) increased 47.4% to $81.3 million compared to $55.2 million in the third quarter of 2025
•
Diluted earnings per share increased by 29.4% to $2.42 compared to $1.87 in the third quarter of 2025
•
Diluted adjusted earnings per share(1) increased by 49.8% to $3.01 compared to $2.01 in the third quarter of 2025
•
Total loss ratio of 41.5% compared to 32.3% in the third quarter of 2025
•
Combined ratio of 80.8% compared to 78.1% in the third quarter of 2025
•
Adjusted combined ratio(1) of 76.3% compared to 74.8% in the third quarter of 2025
•
Annualized return on equity of 26.6% compared to 23.9% in the third quarter of 2025
•
Annualized adjusted return on equity(1) of 33.1% compared to 25.6% in the third quarter of 2025

(1) See discussion of “Non-GAAP and Key Performance Indicators” below.

Mac Armstrong, Chairman and Chief Executive Officer, commented, “Palomar’s third quarter of 2026 was exceptional; highlighted by record gross written premium and adjusted net income, our 16th consecutive earnings beat and the fourth increase to our 2026 adjusted net income guidance range. Profitable growth anchors Palomar 2X. This quarter’s 47% growth in adjusted net income and 33% adjusted return on equity demonstrate our ability to deliver on that strategy in a dynamic insurance market.”

Mr. Armstrong continued, “We were especially pleased with written premium growth across all five product categories this quarter: Earthquake, Inland Marine and Property, Casualty, Crop and Surety & Credit. Our “one-of-one” specialty product portfolio is well positioned across market cycles, and this quarter reflected the ballast, diversity and overall strength in the book. It continues to position Palomar for long-term success and shareholder value creation.”

Underwriting Results

Gross written premiums increased 28.4% to $767.0 million compared to $597.2 million in the third quarter of 2025, while net earned premiums increased 62.3% compared to the prior year’s third quarter.

Losses and loss adjustment expenses for the third quarter were $151.6 million, comprised of $147.2 million of attritional losses and $4.5 million of catastrophe losses from hurricane and flood events in Hawaii and flood events in the Midwest. The loss ratio for the quarter was 41.5%, comprised of an attritional loss ratio of 40.3% and a catastrophe loss ratio(1) of 1.2% compared to a loss ratio of 32.3% during the same period last year comprised of an attritional loss ratio of 31.5% and a catastrophe loss ratio(1) of 0.8%. Additionally, our third quarter results include $4.0 million of attritional unfavorable prior year development primarily related to Crop losses reallocated between calendar years.

Underwriting income(1) for the third quarter was $70.2 million resulting in a combined ratio of 80.8% compared to underwriting income of $49.2 million resulting in a combined ratio of 78.1% during the same period last year. The Company’s adjusted underwriting income(1) was $86.5 million, an increase of 52.6%, resulting in an adjusted combined ratio(1) of 76.3% in the third quarter compared to adjusted underwriting income(1) of $56.7 million and an adjusted combined ratio(1) of 74.8% during the same period last year. The Company’s adjusted combined ratio excluding catastrophe losses(1) was 75.1% compared to 74.0% during the same period last year.

Investment Results

Net investment income increased by 53.8% to $22.4 million compared to $14.6 million in the prior year’s third quarter. The increase was primarily due to higher yields on invested assets and a higher average balance of investments held during the three months ended September 30, 2026 due to cash generated from operations. The weighted average duration of the fixed-maturity investment portfolio, including cash equivalents, was 4.61 years at September 30, 2026. Cash and invested assets totaled $1.8 billion at September 30, 2026. During the third quarter, the Company recorded $2.7 million net realized and unrealized losses related to its investment portfolio as compared to net realized and unrealized gains of $3.5 million during the same period last year.

Tax Rate

The effective tax rate for the three months ended September 30, 2026 was 22.9% compared to 23.4% for the three months ended September 30, 2025. For the current quarter, the Company’s income tax rate differed from the statutory rate of 21% due primarily to non-deductible executive compensation expense.

Stockholders’ Equity and Capital Matters

Stockholders’ equity was $985.0 million at September 30, 2026, compared to $878.1 million at September 30, 2025. For the three months ended September 30, 2026, the Company’s annualized return on equity was 26.6% compared to 23.9% for the same period in the prior year while annualized adjusted return on equity(1) was 33.1% compared to 25.6% for the same period in the prior year.

During the current quarter, the Company repurchased 70,000 shares of its common stock for $8.9 million.

On October 29, 2026, the Company’s Board of Directors declared a quarterly cash dividend of $0.45 per share of common stock, payable on December 2, 2026, to stockholders of record as of November 17, 2026.

Full Year 2026 Outlook

For the full year 2026, the Company expects to achieve adjusted net income of $280 million to $285 million. This includes an estimate of $8 million to $12 million of catastrophe losses for the year.

Conference Call

As previously announced, Palomar will host a conference call on Thursday, November 5, 2026, to discuss its third quarter 2026 results at 12:00 p.m. (Eastern Time). The conference call can be accessed live by dialing 1-877-423-9813 or for international callers, 1-201-689-8573, and requesting to be joined to the Palomar Third Quarter 2026 Earnings Conference Call. A replay will be available starting at 4:00 p.m. (Eastern Time) on November 5, 2026, and can be accessed by dialing 1-844-512-2921, or for international callers, 1-412-317-6671. The passcode for the replay is 13762752. The replay will be available until 11:59 p.m. (Eastern Time) on November 19, 2026.

Interested investors and other parties may also listen to a simultaneous webcast of the conference call by logging onto the investor relations section of the Company’s website at http://ir.palomarspecialty.com/. The online replay will remain available for a limited time beginning immediately following the call.

About Palomar Holdings, Inc.

Palomar Holdings, Inc. is the holding company of subsidiaries Palomar Specialty Insurance Company (“PSIC”), Palomar Specialty Reinsurance Company Bermuda Ltd. (“PSRE”), Palomar Insurance Agency, Inc., Palomar Excess and Surplus Insurance Company (“PESIC”), Palomar Underwriters Exchange Organization, Inc. (“PUEO”), First Indemnity of America Insurance Co. (“FIA”), Palomar Crop Insurance Services, Inc. (“PCIS”), and Palomar Casualty and Surety Company (“PCSC”). Palomar’s consolidated results also include Laulima Exchange (“Laulima”), a variable interest entity for which the Company is the primary beneficiary. Palomar is an innovative specialty insurer serving residential and commercial clients in five product categories: Earthquake, Inland Marine and Property, Casualty, Surety & Credit, and Crop. Palomar’s insurance subsidiaries, PSIC, PSRE, PESIC, and FIA have a financial strength rating of “A” (Excellent) from A.M. Best and PCSC has a financial strength rating of “A-” (Excellent) from A.M. Best.

To learn more, visit PLMR.com.

Non-GAAP and Key Performance Indicators

Palomar discusses certain key performance indicators, described below, which provide useful information about the Company’s business and the operational factors underlying the Company’s financial performance. Management uses these non-GAAP measures internally to evaluate the Company’s underlying business performance and operating results, and to make resource allocation and strategic decisions. Management believes that disclosure of these measures provides investors with the same insight used internally to assess the Company’s operating performance.

Underwriting revenue is a non-GAAP financial measure defined as total revenue, excluding net investment income and net realized and unrealized gains and losses on investments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of total revenue calculated in accordance with GAAP to underwriting revenue.

Underwriting income is a non-GAAP financial measure defined as income before income taxes excluding net investment income, net realized and unrealized gains and losses on investments, and interest expense. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to underwriting income.

Adjusted net income is a non-GAAP financial measure defined as net income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook, net of tax impact. Palomar calculates the tax impact only on adjustments which would be included in calculating the Company’s income tax expense using the estimated tax rate at which the Company received a deduction for these adjustments. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of net income calculated in accordance with GAAP to adjusted net income.

Annualized return on equity is net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period.

Annualized adjusted return on equity is a non-GAAP financial measure defined as adjusted net income expressed on an annualized basis as a percentage of average beginning and ending stockholders’ equity during the period. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of return on equity calculated using unadjusted GAAP numbers to adjusted return on equity.

Loss ratio, expressed as a percentage, is the ratio of losses and loss adjustment expenses, to net earned premiums.

Expense ratio, expressed as a percentage, is the ratio of acquisition and other underwriting expenses, net of commission and other income to net earned premiums.

Combined ratio is defined as the sum of the loss ratio and the expense ratio. A combined ratio under 100% generally indicates an underwriting profit. A combined ratio over 100% generally indicates an underwriting loss.

Adjusted combined ratio is a non-GAAP financial measure defined as the sum of the loss ratio and the expense ratio calculated excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio.

Diluted adjusted earnings per share is a non-GAAP financial measure defined as adjusted net income divided by the weighted-average common shares outstanding for the period, reflecting the dilution which could occur if equity-based awards are converted into common share equivalents as calculated using the treasury stock method. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of diluted earnings per share calculated in accordance with GAAP to diluted adjusted earnings per share.

Catastrophe loss ratio is a non-GAAP financial measure defined as the ratio of catastrophe losses to net earned premiums. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of loss ratio calculated using unadjusted GAAP numbers to catastrophe loss ratio.

Adjusted combined ratio excluding catastrophe losses is a non-GAAP financial measure defined as adjusted combined ratio excluding the impact of catastrophe losses. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of combined ratio calculated using unadjusted GAAP numbers to adjusted combined ratio excluding catastrophe losses.

Adjusted underwriting income is a non-GAAP financial measure defined as underwriting income excluding the impact of certain items that may not be indicative of underlying business trends, operating results, or future outlook. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of income before income taxes calculated in accordance with GAAP to adjusted underwriting income.

Tangible stockholders’ equity is a non-GAAP financial measure defined as stockholders’ equity less goodwill and intangible assets. See “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of stockholders’ equity calculated in accordance with GAAP to tangible stockholders’ equity.

The Company has not provided a reconciliation of its full year 2026 adjusted net income outlook to net income, the most directly comparable GAAP financial measure, because it is unable to predict, without unreasonable efforts, certain reconciling items which could be material to net income. This is due to the inherent difficulty of forecasting the timing or amount of various items that would impact net income that have not yet occurred, are out of the Company’s control and/or cannot reasonable by predicted. Such forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measure may vary materially from the corresponding GAAP financial measure.

Safe Harbor Statement

Palomar cautions you that statements contained in this press release may regard matters that are not historical facts but are forward-looking statements. These statements are based on the Company’s current beliefs and expectations. The inclusion of forward-looking statements should not be regarded as a representation by Palomar that any of its plans will be achieved. Actual results may differ from those set forth in this press release due to the risks and uncertainties inherent in the Company’s business. The forward-looking statements are typically, but not always, identified through use of the words “believe,” “expect,” “enable,” “may,” “will,” “could,” “intends,” “estimate,” “anticipate,” “plan,” “predict,” “probable,” “potential,” “possible,” “should,” “continue,” and other words of similar meaning. Actual results could differ materially from the expectations contained in forward-looking statements as a result of several factors, including the frequency and severity of catastrophe events; the adequacy of our loss reserves; the availability, cost and collectability of reinsurance; investment performance and interest rate fluctuations; weather conditions and crop price volatility affecting our Crop business; our ability to integrate PCSC and realize the anticipated benefits of acquisitions; competitive conditions; and regulatory developments. These and other factors that may result in differences are discussed in greater detail in the Company’s filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date hereof. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Contact

Media Inquiries

Lindsay Conner

1-551-206-6217

lconner@plmr.com

Investor Relations

Jamie Lillis

1-203-428-3223

investors@plmr.com

Source: Palomar Holdings, Inc.

Summary of Operating Results:

The following tables summarize the Company’s results for the three and nine months ended September 30, 2026 and 2025:

	Three Months Ended
	September 30,
	2026	2025	Change	% Change
	(in thousands, except per share data)
Gross written premiums	$767,046	$597,171	$169,875	28.4%
Ceded written premiums	(378,477)	(321,927)	(56,550)	17.6%
Net written premiums	388,569	275,244	113,325	41.2%
Net earned premiums	365,391	225,147	140,244	62.3%
Commission and other income	1,485	1,448	37	2.6%
Total underwriting revenue (1)	366,876	226,595	140,281	61.9%
Losses and loss adjustment expenses	151,646	72,812	78,834	108.3%
Acquisition expenses, net of ceding commissions and fronting fees	72,352	56,270	16,082	28.6%
Other underwriting expenses	72,722	48,306	24,416	50.5%
Underwriting income (1)	70,156	49,207	20,949	42.6%
Interest expense	(5,138)	(133)	(5,005)	NM
Net investment income	22,406	14,572	7,834	53.8%
Net realized and unrealized (losses) gains on investments	(2,692)	3,493	(6,185)	(177.1)%
Income before income taxes	84,732	67,139	17,593	26.2%
Income tax expense	19,397	15,684	3,713	23.7%
Net income	$65,335	$51,455	$13,880	27.0%
Adjustments:
Net realized and unrealized losses (gains) on investments	2,692	(3,493)	6,185	(177.1)%
Expenses associated with transactions	3,133	728	2,405	NM
Stock-based compensation expense	7,022	5,379	1,643	30.5%
Amortization of intangibles	6,161	1,346	4,815	NM
Tax impact	(3,032)	(251)	(2,781)	NM
Adjusted net income (1)	$81,311	$55,164	$26,147	47.4%
Key Financial and Operating Metrics
Annualized return on equity	26.6%	23.9%
Annualized adjusted return on equity (1)	33.1%	25.6%
Loss ratio	41.5%	32.3%
Expense ratio	39.3%	45.8%
Combined ratio	80.8%	78.1%
Adjusted combined ratio (1)	76.3%	74.8%
Diluted earnings per share	$2.42	$1.87
Diluted adjusted earnings per share (1)	$3.01	$2.01
Catastrophe losses	$4,452	$1,900
Catastrophe loss ratio (1)	1.2%	0.8%
Adjusted combined ratio excluding catastrophe losses (1)	75.1%	74.0%
Adjusted underwriting income (1)	$86,472	$56,660	$29,812	52.6%
NM - not meaningful

(1)
Indicates Non-GAAP financial measure - see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

	Nine Months Ended
	September 30,
	2026	2025	Change	% Change
	(in thousands, except per share data)
Gross written premiums	$2,027,330	$1,535,623	$491,707	32.0%
Ceded written premiums	(975,669)	(819,171)	(156,498)	19.1%
Net written premiums	1,051,661	716,452	335,209	46.8%
Net earned premiums	913,781	569,175	344,606	60.5%
Commission and other income	3,664	3,954	(290)	(7.3)%
Total underwriting revenue (1)	917,445	573,129	344,316	60.1%
Losses and loss adjustment expenses	337,732	157,739	179,993	114.1%
Acquisition expenses, net of ceding commissions and fronting fees	213,923	154,266	59,657	38.7%
Other underwriting expenses	207,057	129,563	77,494	59.8%
Underwriting income (1)	158,733	131,561	27,172	20.7%
Interest expense	(13,243)	(304)	(12,939)	NM
Net investment income	60,340	40,014	20,326	50.8%
Net realized and unrealized gains on investments	2,167	9,461	(7,294)	(77.1)%
Income before income taxes	207,997	180,732	27,265	15.1%
Income tax expense	47,123	39,827	7,296	18.3%
Net income	$160,874	$140,905	$19,969	14.2%
Adjustments:
Net realized and unrealized gains on investments	(2,167)	(9,461)	7,294	(77.1)%
Expenses associated with transactions	10,545	3,570	6,975	195.4%
Stock-based compensation expense	23,246	15,471	7,775	50.3%
Amortization of intangibles	21,396	3,400	17,996	NM
Expenses associated with catastrophe bond	2,330	2,661	(331)	(12.4)%
Tax impact	(8,008)	(1,543)	(6,465)	NM
Adjusted net income (1)	$208,216	$155,003	$53,213	34.3%
Key Financial and Operating Metrics
Annualized return on equity	22.3%	23.4%
Annualized adjusted return on equity (1)	28.8%	25.7%
Loss ratio	37.0%	27.7%
Expense ratio	45.7%	49.2%
Combined ratio	82.7%	76.9%
Adjusted combined ratio (1)	76.3%	72.5%
Diluted earnings per share	$5.93	$5.12
Diluted adjusted earnings per share (1)	$7.67	$5.63
Catastrophe losses	$4,302	$1,335
Catastrophe loss ratio (1)	0.5%	0.2%
Adjusted combined ratio excluding catastrophe losses (1)	75.9%	72.2%
Adjusted underwriting income (1)	$216,250	$156,663	$59,587	38.0%
NM - not meaningful

(1)
Indicates Non-GAAP financial measure - see above for definition of Non-GAAP financial measures and see below for reconciliation of Non-GAAP financial measures to their most directly comparable measures prepared in accordance with GAAP.

Condensed Consolidated Balance Sheets

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets (unaudited)

(in thousands, except shares and par value data)

	September 30,	December 31,
	2026	2025
	(Unaudited)
Assets
Investments:
Fixed maturity securities available for sale, at fair value (amortized cost: $1,650,443 in 2026; $1,227,605 in 2025)	$1,565,619	$1,224,187
Fixed maturity securities held to maturity, at amortized cost	14,701	—
Equity securities, at fair value (cost: $108,026 in 2026; $81,772 in 2025)	123,745	99,333
Other investments	53,966	28,503
Total investments	1,758,031	1,352,023
Cash and cash equivalents	55,627	106,875
Restricted cash	—	17
Accrued investment income	15,358	11,545
Premiums receivable	667,166	452,908
Deferred policy acquisition costs, net of ceding commissions and fronting fees	162,888	127,718
Reinsurance recoverable on paid losses and loss adjustment expenses	48,220	56,428
Reinsurance recoverable on unpaid losses and loss adjustment expenses	604,411	412,273
Ceded unearned premiums	453,173	355,918
Prepaid expenses and other assets	168,777	110,896
Deferred tax assets, net	4,518	761
Property and equipment, net	2,649	2,551
Goodwill and intangible assets, net	228,426	61,054
Total assets	$4,169,244	$3,050,967
Liabilities and stockholders’ equity
Liabilities:
Accounts payable and other accrued liabilities	$183,128	$115,663
Reserve for losses and loss adjustment expenses	1,104,974	688,231
Unearned premiums	1,257,218	988,143
Ceded premium payable	270,547	271,413
Funds held under reinsurance treaty	53,367	44,850
Borrowings from credit agreements	21,000	—
Term loan	294,038	—
Total liabilities	3,184,272	2,108,300
Stockholders’ equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, 0 shares issued and outstanding as of September 30, 2026 and December 31, 2025	—	—
Common stock, $0.0001 par value, 500,000,000 shares authorized, 26,290,067 and 26,520,417 shares issued and outstanding as of September 30, 2026 and December 31, 2025, respectively	3	3
Additional paid-in capital	553,574	523,168
Accumulated other comprehensive loss	(66,266)	(2,506)
Retained earnings	497,661	422,002
Total stockholders’ equity	984,972	942,667
Total liabilities and stockholders’ equity	$4,169,244	$3,050,967

Condensed Consolidated Income Statement

Palomar Holdings, Inc. and Subsidiaries

Condensed Consolidated Statements of Income and Comprehensive Income (Unaudited)

(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
Revenues:
Gross written premiums	$767,046	$597,171	$2,027,330	$1,535,623
Ceded written premiums	(378,477)	(321,927)	(975,669)	(819,171)
Net written premiums	388,569	275,244	1,051,661	716,452
Change in unearned premiums	(23,178)	(50,097)	(137,880)	(147,277)
Net earned premiums	365,391	225,147	913,781	569,175
Net investment income	22,406	14,572	60,340	40,014
Net realized and unrealized (losses) gains on investments	(2,692)	3,493	2,167	9,461
Commission and other income	1,485	1,448	3,664	3,954
Total revenues	386,590	244,660	979,952	622,604
Expenses:
Losses and loss adjustment expenses	151,646	72,812	337,732	157,739
Acquisition expenses, net of ceding commissions and fronting fees	72,352	56,270	213,923	154,266
Other underwriting expenses	72,722	48,306	207,057	129,563
Interest expense	5,138	133	13,243	304
Total expenses	301,858	177,521	771,955	441,872
Income before income taxes	84,732	67,139	207,997	180,732
Income tax expense	19,397	15,684	47,123	39,827
Net income	$65,335	$51,455	$160,874	$140,905
Other comprehensive income, net:
Net unrealized (losses) gains on securities available for sale	(51,107)	9,541	(63,760)	22,753
Net comprehensive (loss) income	$14,228	$60,996	$97,114	$163,658
Per Share Data:
Basic earnings per share	$2.48	$1.93	$6.09	$5.28
Diluted earnings per share	$2.42	$1.87	$5.93	$5.12

Weighted-average common shares outstanding:
Basic	26,308,497	26,637,592	26,408,217	26,683,856
Diluted	26,995,574	27,446,519	27,143,378	27,533,533

Underwriting Segment Data

The Company has a single reportable segment and offers specialty insurance products. Gross written premiums (“GWP”) by product, location and company are presented below:

	Three Months Ended September 30,
	2026		2025
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product(1)
Crop	$226,668	29.6%	$119,757	20.1%	$106,911	89.3%
Casualty	176,784	23.0%	170,994	28.6%	5,790	3.4%
Inland Marine and Property	160,706	21.0%	141,739	23.7%	18,967	13.4%
Earthquake	154,478	20.1%	149,940	25.1%	4,538	3.0%
Surety & Credit	48,410	6.3%	14,741	2.5%	33,669	228.4%
Total gross written premiums	$767,046	100.0%	$597,171	100.0%	$169,875	28.4%

(1)
Beginning in 2026, the Company has updated the categorization of its products to align with management’s current strategy and view of the business. Prior year amounts have been reclassified for comparability purposes. The recategorization is for presentation purposes only and does not impact overall gross written premiums.

	Nine Months Ended September 30,
	2026		2025
	($ in thousands)
		% of		% of		%
	Amount	GWP	Amount	GWP	Change	Change
Product(1)
Casualty	$580,576	28.7%	$448,484	29.2%	$132,092	29.5%
Inland Marine and Property	496,998	24.5%	408,105	26.6%	88,893	21.8%
Earthquake	438,442	21.6%	431,345	28.1%	7,097	1.6%
Crop	391,810	19.3%	207,440	13.5%	184,370	88.9%
Surety & Credit	119,504	5.9%	40,249	2.6%	79,255	196.9%
Total gross written premiums	$2,027,330	100.0%	$1,535,623	100.0%	$491,707	32.0%

(1)
Beginning in 2026, the Company has updated the categorization of its products to align with management’s current strategy and view of the business. Prior year amounts have been reclassified for comparability purposes. The recategorization is for presentation purposes only and does not impact overall gross written premiums.

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
State
California	$175,503	22.9%	$168,739	28.3%	$498,429	24.6%	$472,276	30.8%
Texas	45,159	5.9%	38,609	6.5%	170,240	8.4%	119,308	7.8%
Missouri	38,019	5.0%	13,420	2.2%	57,038	2.8%	25,219	1.6%
Hawaii	31,610	4.1%	26,405	4.4%	81,714	4.0%	71,307	4.6%
Illinois	30,454	4.0%	20,911	3.5%	55,725	2.7%	39,548	2.6%
Florida	28,648	3.7%	23,770	4.0%	92,999	4.6%	66,391	4.3%
Kansas	24,476	3.2%	11,206	1.9%	45,698	2.3%	16,847	1.1%
Oklahoma	23,795	3.1%	10,587	1.8%	49,107	2.4%	16,535	1.1%
Other	369,382	48.1%	283,524	47.4%	976,380	48.2%	708,192	46.1%
Total gross written premiums	$767,046	100.0%	$597,171	100.0%	$2,027,330	100.0%	$1,535,623	100.0%

	Three Months Ended September 30,				Nine Months Ended September 30,
	2026		2025		2026		2025
	($ in thousands)				($ in thousands)
		% of		% of		% of		% of
	Amount	GWP	Amount	GWP	Amount	GWP	Amount	GWP
Subsidiary
PSIC	$437,645	57.1%	$317,177	53.1%	$1,039,575	51.3%	$781,078	50.9%
PESIC	271,797	35.4%	252,318	42.3%	846,143	41.7%	681,048	44.4%
Laulima	28,003	3.6%	22,804	3.8%	70,080	3.5%	58,974	3.8%
PCSC	26,706	3.5%	—	—%	60,685	3.0%	—	—%
FIA	2,895	0.4%	4,872	0.8%	10,847	0.5%	14,523	0.9%
Total gross written premiums	$767,046	100.0%	$597,171	100.0%	$2,027,330	100.0%	$1,535,623	100.0%

Gross and net earned premiums

The table below shows the amount of premiums the Company earned on a gross and net basis and the Company’s net earned premiums as a percentage of gross earned premiums for each period presented:

	Three Months Ended				Nine Months Ended
	September 30,			%	September 30,			%
	2026	2025	Change	Change	2026	2025	Change	Change
	($ in thousands)				($ in thousands)
Gross earned premiums	$736,144	$518,783	$217,361	41.9%	$1,792,875	$1,303,323	$489,552	37.6%
Ceded earned premiums	(370,753)	(293,636)	(77,117)	26.3%	(879,094)	(734,148)	(144,946)	19.7%
Net earned premiums	$365,391	$225,147	$140,244	62.3%	$913,781	$569,175	$344,606	60.5%

Net earned premium ratio	49.6%	43.4%			51.0%	43.7%

Loss detail

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2026	2025	Change	% Change	2026	2025	Change	% Change
	($ in thousands)				($ in thousands)
Catastrophe losses	$4,452	$1,900	$2,552	134.3%	$4,302	$1,335	$2,967	222.2%
Non-catastrophe losses	147,194	70,912	76,282	107.6%	333,430	156,404	177,026	113.2%
Total losses and loss adjustment expenses	$151,646	$72,812	$78,834	108.3%	$337,732	$157,739	$179,993	114.1%

Catastrophe loss ratio	1.2%	0.8%			0.5%	0.2%
Non-catastrophe loss ratio	40.3%	31.5%			36.5%	27.5%
Total loss ratio	41.5%	32.3%			37.0%	27.7%

The following table represents a reconciliation of changes in the ending reserve balances for losses and loss adjustment expenses:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
	($ in thousands)		($ in thousands)
Reserve for losses and LAE net of reinsurance recoverables at beginning of period	$420,947	$199,185	$275,959	$155,299
Add: Balances acquired(1)	—	—	22,178	6,788
Add: Incurred losses and LAE, net of reinsurance, related to:(2)
Current year	147,607	78,946	358,347	174,703
Prior years	4,039	(6,134)	(20,615)	(16,964)
Total incurred	151,646	72,812	337,732	157,739
Deduct: Loss and LAE payments, net of reinsurance, related to:
Current year	48,058	15,655	76,039	38,312
Prior years	23,972	12,629	59,267	37,801
Total payments	72,030	28,284	135,306	76,113
Reserve for losses and LAE net of reinsurance recoverables at end of period	500,563	243,713	500,563	243,713
Add: Reinsurance recoverables on unpaid losses and LAE at end of period	604,411	440,559	604,411	440,559
Reserve for losses and LAE gross of reinsurance recoverables on unpaid losses and LAE at end of period	$1,104,974	$684,272	$1,104,974	$684,272

(1)
Represents amounts recognized in Reserve for losses and LAE net of reinsurance recoverables upon acquisition of The Gray Casualty and Surety Company (“Gray Surety”) and FIA on 1/31/2026 and 1/1/2025, respectively, in accordance with ASC 805, Business Combinations. See Note 23 of the Notes to the Consolidated Financial Statements in our 2025 Annual Report on Form 10-K and Note 14 of our September 30, 2026 Quarterly Report on Form 10-Q for additional information regarding the acquisitions.
(2)
Losses for the three months ended September 30, 2026 and 2025 include $0.3 million and an insignificant amount, respectively, of gains on derivative instruments. Losses for the nine months ended September 30, 2026 and 2025 include $18.2 million and an insignificant amount, respectively, of losses on derivative instruments.

Reconciliation of Non-GAAP Financial Measures

For the three and nine months ended September 30, 2026 and 2025, the Non-GAAP financial measures discussed above reconcile to their most comparable GAAP measures as follows:

Underwriting revenue

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
	($ in thousands)		($ in thousands)
Total revenue	$386,590	$244,660	$979,952	$622,604
Net investment income	(22,406)	(14,572)	(60,340)	(40,014)
Net realized and unrealized losses (gains) on investments	2,692	(3,493)	(2,167)	(9,461)
Underwriting revenue	$366,876	$226,595	$917,445	$573,129

Underwriting income and adjusted underwriting income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
	($ in thousands)		($ in thousands)
Income before income taxes	$84,732	$67,139	$207,997	$180,732
Net investment income	(22,406)	(14,572)	(60,340)	(40,014)
Net realized and unrealized losses (gains) on investments	2,692	(3,493)	(2,167)	(9,461)
Interest expense	5,138	133	13,243	304
Underwriting income	$70,156	$49,207	$158,733	$131,561
Expenses associated with transactions	3,133	728	10,545	3,570
Stock-based compensation expense	7,022	5,379	23,246	15,471
Amortization of intangibles	6,161	1,346	21,396	3,400
Expenses associated with catastrophe bond	—	—	2,330	2,661
Adjusted underwriting income	$86,472	$56,660	$216,250	$156,663

Adjusted net income

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
	($ in thousands)		($ in thousands)
Net income	$65,335	$51,455	$160,874	$140,905
Adjustments:
Net realized and unrealized losses (gains) on investments	2,692	(3,493)	(2,167)	(9,461)
Expenses associated with transactions	3,133	728	10,545	3,570
Stock-based compensation expense	7,022	5,379	23,246	15,471
Amortization of intangibles	6,161	1,346	21,396	3,400
Expenses associated with catastrophe bond	—	—	2,330	2,661
Tax impact	(3,032)	(251)	(8,008)	(1,543)
Adjusted net income	$81,311	$55,164	$208,216	$155,003

Annualized adjusted return on equity

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
	($ in thousands)		($ in thousands)
Annualized adjusted net income	$325,244	$220,656	$277,621	$206,671
Average stockholders’ equity	$982,957	$862,654	$963,820	$803,570
Annualized adjusted return on equity	33.1%	25.6%	28.8%	25.7%

Adjusted combined ratio

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
	($ in thousands)		($ in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$295,235	$175,940	$755,048	$437,614
Denominator: Net earned premiums	$365,391	$225,147	$913,781	$569,175
Combined ratio	80.8%	78.1%	82.7%	76.9%
Adjustments to numerator:
Expenses associated with transactions	$(3,133)	$(728)	$(10,545)	$(3,570)
Stock-based compensation expense	(7,022)	(5,379)	(23,246)	(15,471)
Amortization of intangibles	(6,161)	(1,346)	(21,396)	(3,400)
Expenses associated with catastrophe bond	—	—	(2,330)	(2,661)
Adjusted combined ratio	76.3%	74.8%	76.3%	72.5%

Diluted adjusted earnings per share

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
	(in thousands, except per share data)		(in thousands, except per share data)
Adjusted net income	$81,311	$55,164	$208,216	$155,003
Weighted-average common shares outstanding, diluted	26,995,574	27,446,519	27,143,378	27,533,533
Diluted adjusted earnings per share	$3.01	$2.01	$7.67	$5.63

Catastrophe loss ratio

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
	($ in thousands)		($ in thousands)
Numerator: Losses and loss adjustment expenses	$151,646	$72,812	$337,732	$157,739
Denominator: Net earned premiums	$365,391	$225,147	$913,781	$569,175
Loss ratio	41.5%	32.3%	37.0%	27.7%

Numerator: Catastrophe losses	$4,452	$1,900	$4,302	$1,335
Denominator: Net earned premiums	$365,391	$225,147	$913,781	$569,175
Catastrophe loss ratio	1.2%	0.8%	0.5%	0.2%

Adjusted combined ratio excluding catastrophe losses

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2026	2025	2026	2025
	($ in thousands)		($ in thousands)
Numerator: Sum of losses and loss adjustment expenses, acquisition expenses, and other underwriting expenses, net of commission and other income	$295,235	$175,940	$755,048	$437,614
Denominator: Net earned premiums	$365,391	$225,147	$913,781	$569,175
Combined ratio	80.8%	78.1%	82.7%	76.9%
Adjustments to numerator:
Expenses associated with transactions	$(3,133)	$(728)	$(10,545)	$(3,570)
Stock-based compensation expense	(7,022)	(5,379)	(23,246)	(15,471)
Amortization of intangibles	(6,161)	(1,346)	(21,396)	(3,400)
Expenses associated with catastrophe bond	—	—	(2,330)	(2,661)
Catastrophe losses	(4,452)	(1,900)	(4,302)	(1,335)
Adjusted combined ratio excluding catastrophe losses	75.1%	74.0%	75.9%	72.2%

Tangible Stockholders’ equity

	September 30,	December 31,
	2026	2025
	($ in thousands)
Stockholders’ equity	$984,972	$942,667
Goodwill and intangible assets	(228,426)	(61,054)
Tangible stockholders’ equity	$756,546	$881,613